UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FIVE STAR QUALITY CARE, INC.

(Exact name of registrant as specified in its charter)

Maryland	04-3516029
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Centre Street, Newton, MA	02458
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box: ☐

Securities Act registration statement file number to which this form relates (if applicable): Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Five Star Quality Care, Inc., or the Company, is filing this Form 8-A in connection with the transfer of the listing of its shares of common stock, par value $.01 per share, or Common Shares, from the New York Stock Exchange to The NASDAQ Stock Market LLC.

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the Common Shares is contained in the Prospectus dated February 4, 2016, included in Amendment No. 1 to the Company’s Registration Statement on Form S-3/A (File No. 333-208288) under the caption “Description of Capital Stock” at pages 17 through 18 thereof, filed with the Securities and Exchange Commission on February 4, 2016.  The description in such Prospectus is incorporated herein by reference.

Item 2. Exhibits

Exhibit Number	Description

3.1

Composite Copy of Articles of Amendment and Restatement, dated December 5, 2001, as amended to date. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.)

3.2

Articles Supplementary, as corrected by Certificate of Correction, dated March 19, 2004. (Incorporated by reference to the Company’s registration statement on Form 8-A dated March 19, 2004 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, respectively, File No. 001-16817.)

3.3	Articles Supplementary, dated April 16, 2014. (Incorporated by reference to the Company’s Current Report on Form 8-K dated April 16, 2014.)

3.4

Amended and Restated Bylaws of the Company, adopted February 14, 2012, as amended to date. (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.)

4.1	Form of Common Stock Certificate. (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Chief Financial Officer and Treasurer

Dated: June 30, 2016